Exhibit 3.2

BY-LAWS

OF

WiFi Wireless, Inc.

ARTICLE I: Identification and Location

Section 1. Identification: The name of the Corporation is WiFi Wireless, Inc. The state of incorporation is the State of Oregon, The date of incorporation is August 29, 1989..

Section 2. Location: The initial principal office of the Corporation is 65 Enterprise, Aliso Viejo, CA 92656, The address of the registered office for service of process in the State of Oregon is National Restiered Agents, Inc.., 3533 Fairview Industrial Dr. SE, Salem, OR 97302. The Corporation may have such other offices, within or without the State of Oregon, as the Board of Directors may designate or as the business of the Corporation may require.

ARTICLE II: Seal and Fiscal Year

Section 1. Seal: The seal of WiFi Wireless, Inc. shall have inscribed on it the name WiFi Wireless, Inc., the year 1989 and the words "Corporate Seal". The words "Corporate Seal" may be used as a facsimile of or as the seal,

Section 2. Fiscal Year: The fiscal year of the Corporation shall begin on the first day of each January and end on the last day of each December, The fiscal year may be modified only by two-thirds majority shareholder vote.

ARTICLE III: Shareholder Meetings

Section 1. Place of Meeting: The Board of Directors may designate any place, either within or without the State of Oregon, as the place of meeting for any annual, regular or special shareholder meeting called by the Board of Directors. A waiver of notice signed by all Shareholders entitled to vote at a meeting may designate any place, either within or without the State of Oregon, as the place for holding such meeting. If the place of meeting is not designated, or if a special meeting is otherwise called, the place of meeting shall be the principal office of the Corporation in the State of California.

Section 2. Annual Shareholder Meeting: The Annual Meeting of the Shareholders shall be held on the 15th day of March, of each calendar year or such other day or month as shall be fixed by the Board of Directors. The purpose of the Annual Meeting of the Shareholders will be to elect Directors and to transact such other business as may come before the meeting. If the day fixed for an Annual Meeting is a legal holiday, such meeting shall be held on the next succeeding business day. If the election of Directors is not held on the day designated herein for any Annual Meeting of the Shareholders, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the Shareholders as soon thereafter as conveniently possible. If an Annual Meeting has not been called and held within six (6) months after the 15th day of January, any Shareholder may call such meeting.

Section 3. Special Shareholder Meeting: Unless otherwise prohibited by statute, special shareholder meetings may be called by the President or the Board of Directors for any purpose. The President shall call a Special Meeting of the Shareholders at the request of the holders of not less than ten percent of the outstanding shares of the Corporation entitled to vote at such meeting. The cost of any Special Meeting of the Shareholders called by a Shareholder over the objection of the Board of Directors shall be borne by the Shareholder calling such meeting.

Section 4. Meeting Notice: Written notice stating the place, day, hour and purpose of each Annual and Special Meeting of the Shareholders shall be delivered personally or by U.S. Mail in a postage pre-paid envelope, not less than ten (10) nor more than sixty (60) days before the date of such meeting, and if mailed, it shall be addressed to such Shareholder at his address as it appears on the record of shareholders, unless such Shareholder shall have filed with the Secretary of the Corporation an alternative address (in writing) in which case notice shall be addressed to such Shareholder at such alternative address. Any such notice shall indicate that it is being issued at the direction of the Board or the President, or whomever shall have called the meeting. Notice of any meeting of Shareholders shall not be required to be given to any Shareholder who shall attend such meeting in person or by proxy and shall not, prior to the commencement of such meeting, protest the lack of notice, or who shall deliver a signed waiver of notice, in person or by proxy for such meeting before the start of such meeting. Unless the Board fails to fix a new record date for an adjourned meeting, notice of such adjourned meeting need not be given, if the time and place to which the meeting shall be adjourned is announced at the meeting at which the adjournment is taken.

Section 5. Waiver of Notice: A Shareholder, either before or after a Shareholders' meeting, may waive notice of the meeting, which waiver of notice must be in writing, and his waiver shall be deemed the equivalent of receiving notice. Attendance at a Shareholder's Meeting, either in person or by proxy, of a person entitled to notice shall constitute a waiver of notice of the meeting, unless such Shareholder attends for the express purpose of objecting to the transaction of business on the ground that the meeting was not lawfully called or convened.

Section 6. Quorum: At all Shareholder Meetings, the holders of a majority of the issued and outstanding stock of the Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of Shareholders, In the absence of a quorum, the holders of a majority of the shares of stock present in person or by proxy and entitled to vote may adjourn the meeting from time to

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time. At any such adjourned meeting at which a quorum may be present, any business may be transacted which might have been transacted at the meeting as originally called. The Shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough Shareholders to leave less than a quorum.

Section 7. Organization: At each meeting of Shareholders the President or, in his absence, the Vice President, shall act as Chairman of the meeting. The Secretary, or in his absence or inability to act, the person whom the Chairman of the meeting shall appoint, shall act as Secretary of the meeting and keep the minutes thereof

Section 8. Order of Business: The order of business at all meetings of the Shareholders shall be determined by the Chairman of the meeting.

Section 9. Voting of Shares: Each outstanding share shall he entitled to vote upon each matter submitted to a vote at a meeting of Shareholders, as follows:

(1)
Vote Per Share: Except as otherwise provided by statute or in the Articles of Incorporation, each holder of record of shares of stock of the Corporation having voting power shall be entitled, at each meeting of the Shareholders, to one vote for every share of such stock standing in his name on the record of Shareholders of the Corporation:

(a)	on the date fixed as the record date for determining the Shareholders who shall be entitled to notice of, and to vote at, such meeting (as set forth in Section 15 of Article III of these By-laws); or

(b)	if such record date shall not have been so fixed, then as of 5:00 p.m. of the date next preceding the day on which notice thereof shall be given.

(2)
Voting Authority for Corporate Action: Except as otherwise provided by statute or the Articles of Incorporation, any corporate action to be taken by vote of Shareholders shall be authorized by a majority of the votes cast at a meeting of shareholders by the holders of shares present in person or represented by proxy and entitled to vote on such action. Unless required by statute or determined by the Chairman of the meeting to be advisable, the vote on any question need not be by ballot. On a vote by ballot, each ballot shall be signed by the Shareholder voting, or by his proxy, if there be such proxy and shall state the number of shares voted.

(3)
Corporate Ownership of Voting Shares: Shares standing in the name of another corporation, domestic or foreign, may be voted by the officer, agent, or proxy designated by the By-Laws of the corporate shareholder or, in the absence of any applicable By-Law, by such person as the board of directors of the corporate shareholder may designate. Proof of such designation may be made by presentation of a certified copy of the by-laws or other instrument of the corporate shareholder to the Chairman of the Shareholder Meeting at the time the votes of such corporate Shareholder are cast. In the absence of any such designation or, in case of conflicting designation by the corporate shareholder, the chairman of the board, chief executive officer, if any, the president, any vice president, the secretary, and the treasurer of the corporate shareholder shall be presumed to possess, in that order, authority to vote such shares.

(4)
Shares Held in a Fiduciary Capacity: Shares held by an administrator, executor, guardian, or conservator may be voted by him, either in person or by proxy, without a transfer of such shares into his name, Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name.

(5)
Receiver Shares: Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer of such shares into his name, if such authority is contained in an appropriate order of the court by which such receiver was appointed.

(6)
Pledged Shares: Unless otherwise provided by Shareholder Agreement, a shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee or his nominee shall be entitled to vote the shares so transferred, subject to any restrictions imposed upon such shares or pledgee by Shareholder Agreement and of which such pledgee has notice.

(7)
Treasury Stock: Treasury shares or shares held by another corporation, if a majority of the shares entitled to vote for the election of directors of such other corporation are held by WiFi Wireless, Inc. shall not be voted at any Shareholder Meeting or counted in determining the total number of outstanding shares at any given time tor purposes of any Shareholder Meeting,

(8)	Redeemed Shares: On and after the date on which written notice of redemption of redeemable shares has been mailed to the holders thereof and a sum sufficient to redeem such shares has been deposited

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with a bank or trust company with irrevocable instruction and authority to pay the redemption price to the holders thereof upon surrender of certificates therefor, such shares shall not be entitled to vote on any matter and shall not be deemed to be outstanding shares.

Section 10. Voting Record: Shareholder lists shall be developed and maintained, as follows:

(1)
Shareholder List: The officer or agent having charge of the stock transfer books for shares of the corporation shall make, at least ten days before each meeting of Shareholders, a complete list of the Shareholders entitled to vote at such meeting or any adjournment thereof, with the address of, and the number and class and series, if any, of shares held by each Shareholder. Such list shall be kept on file at the principal place of business of the Corporation for a period of ten days prior to such meeting and shall be subject to inspection by any shareholder at any time during business hours. Such list shall also be produced and kept open at the time and place of the Shareholder Meeting and shall be subject to the inspection of any Shareholder at any time during such meeting.

(2)
Shareholder List Examination: The original stock transfer books shall be prima facie evidence as to who are the Shareholders entitled to examine such shareholder lists or transfer books, or to vote at any meeting of Shareholders.

(3)
Meeting Adjournment on Demand: If the requirements of this section have not been substantially complied with, the meeting shall be adjourned until the requirements are complied with on the demand of any Shareholder in person or by proxy.

(4)
Liability for Failure to Adjourn: If upon the demand of any Shareholder made pursuant to subsection (3), the meeting is not adjourned by the officers of the Corporation and the list is not produced, such officers shall be liable to any Shareholder suffering damage on account of the Mure to produce such list

(5)	Failure to Comply without Demand: If no such demand is made, failure to comply with the requirements of this section shall not affect the validity of any action taken at such meeting.

Section 11. Inspectors: The Board may, in advance of any meeting of Shareholders, appoint one or more inspectors to act at such meeting or any adjournment thereof. If the inspectors shall not be so appointed or if any of them shall fail to appear or act, the Chairman of the meeting may appoint one or more inspectors. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath to execute the duties of inspector at such meeting faithfully, with strict impartiality and according to the best of his ability. The inspector shall determine the number of shares outstanding and the voting power of each, the number of shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes or ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all Shareholders, On request of the Chairman of the meeting or any Shareholder entitled to vote thereat, the inspectors shall make a report in writing of any challenge, request or matter determined by them and shall execute a certificate of any fact found by them. No director or candidate for the office of director shall act as an inspector of an election of directors. Inspectors need not be shareholders.

Section 12. Proxies: Voting proxies shall be exercised as follows:

(1)
Right of Proxy: Every shareholder entitled to vote at a meeting of shareholders or to express consent or dissent without a meeting, or his duly authorized attorney-in-fact, may authorize another person or persons to act for him by proxy.

(2)
Validity of Proxy: Proxies must be signed by the Shareholder or his attorney-in-fact. A proxy shall not be valid after the expiration of 11 months from the date thereof unless otherwise provided in such proxy. A proxy shall be revocable at the pleasure of the Shareholder executing it, except as otherwise provided in this section.

(3)
Death of Shareholder: The authority of the holder of a proxy to act shall not be revoked by the incompetence or death of the Shareholder who executed the proxy unless, before the authority is exercised, written notice of an adjudication of such incompetence or of such death is received by the corporate officer responsible for maintaining the list of shareholders.

(4)
Record Holder as Pledgee: Except when other provisions shall have been made by written agreement between the parties, the record holder of shares which arc held by another as pledgee or otherwise as a security, or which belong to such other person, shall issue to the pledgor or to such owner of such shares, upon the demand therefor and payment of necessary expenses thereof, a proxy to vote or take other action thereon.

(5)	Irrevocability: A proxy which states that it is irrevocable is irrevocable when it is held by any of the following:

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(a)	A pledgee;

(b)	A person who has purchased or agreed to purchase the shares;

(c)
A creditor of the Corporation who extends or continues credit to the Corporation in consideration of the proxy, if the proxy states that it was given in consideration of such extension or continuation of credit, the amount thereof, and the name of the person extending or continuing credit;

(d)
A person who has contracted to perform services as an officer of the Corporation, if a proxy is required by the contract of employment and if the proxy states that it was given in consideration of such contract of employment and states the name of the employee and the period of employment contracted for;

(e)	A nominee of (a), (b), (c), or (d),

(6)
Revocability: A proxy may be revoked, notwithstanding a provision making it irrevocable, by a purchaser of shares without knowledge of the existence of the provision, unless the existence of the proxy and its irrevocability is noted conspicuously on the face or back of the certificate representing such shares.

(7)
Multiple Authority: If a proxy for the same shares confers authority upon two or more persons and does not otherwise provide, a majority of them present at the meeting, or if only one is present then that one, may exercise all the powers conferred by the proxy; but if the proxy holders present at the meeting arc equally divided as to the right and manner of voting in any particular case, the voting of such shares shall be prorated in such particular case.

(8)	Substitution: If a proxv expressly provides, any proxy holder may appoint, in writing, a substitute to act in his place.

Section 13. Meeting Adjournment: A meeting of Shareholders may be adjourned. Notice of the adjourned meeting or of the business to be transacted, other than by announcement at the meeting at which the adjournment is taken, shall not be necessary. If, however, after the adjournment the Board of Directors fixes a new record date for the adjourned meeting, a notice of the adjourned meeting shall be provided to each Shareholder of record of the new record date entitled to vote at such meeting. At an adjourned meeting at which a quorum is present, any business may be transacted which could have been transacted at the meeting originally called.

Section 14. Informal Action by Shareholders: Any action that may be taken at a meeting of the Shareholders may be taken without a meeting if a consent in writing, setting forth the action, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Within ten days after obtaining such authorization by written consent, notice must be given to those Shareholders who have not consented in writing to such action taken.

Section 15. Record Date: For the purpose of determining Shareholders entitled to notice of, or to vote at, any meeting of Shareholders, or any adjournment thereof, or Shareholders entitled to receive payment of any dividend, or in order to make a determination of Shareholders for any other proper purpose, the Board of Directors may fix in advance a date as the record date for any such determination of Shareholders, as provided in Section 4 of Article VII of these By-Laws.

ARTICLE IV: Board of Directors

Section 1. General Powers: The business and affairs of the Corporation shall be managed by the Board of Directors ("Board").

Section 2. Number. Qualifications: Election and Tenure The number, qualifications, election and tenure of Directors shall be as follows:

(1)
Number of Directors: The number of Directors of the Corporation shall not be less than one nor more than five. The Board of Directors shall fix the number of Directors from time to time. Any increase in the number of Directors shall be effective forthwith. Any decrease in the number of Directors shall be effective at the time of the next succeeding annual meeting of the Shareholders unless there shall be vacancies in the Board of Directors, in which case such decrease may become effective at any time prior to the next succeeding annual meeting to the extent of the number of such vacancies.

(2)
Qualifications: Each Director shall have attained the age of twenty-one. Directors need not be Shareholders or residents of the State of Oregon- Directors may be Shareholders, officers or employees of the Corporation.

(3)
Election: Except as otherwise provided by statute Directors shall be elected at the Annual Meeting of the Shareholders, and at each meeting called by the Shareholders for the purpose of electing Directors at which a quorum is present, subject to the

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provisions governing Shareholders' meetings as defined in Article III. At any such meeting, the persons receiving more than fifty percent of the votes cast shall be elected.

(4)           Tenure: Each Director shall hold office until the next annual meeting of the Shareholders or until his successor shall have been duly elected and qualified, or until his death, or until he shall have resigned, or have been removed, as hereinafter provided in these By-Laws.

Section 3. Board of Directors' Meetings: Meeting of the Board of Directors will be held periodically as follows:

(1)
Annual Meetings: The Board of Directors shall meet each year immediately after the Annual Meeting of the Shareholders at the place such Annual Meeting of the Shareholders has been held to elect Directors and consider other business.

(2)
Regular Meetings: Regular meetings of the Board shall be held at such time and place as the Board may fix. If any day fixed for a regular meeting shall be a legal holiday then the meeting which would otherwise be held on that day shall be held at the same hour on the next succeeding business day. Notice of regular meetings of the Board need not be given except as otherwise required by statute or the By-Laws of the Corporation,

(3)	Special Meetings: Special Meetings of the Board may be called by a majority of the Directors of the Corporation. Special Meetings of the Board may also be called by the President.

(4)
Place of Meetings: Meetings of the Board shall be held at the principal office of the Corporation or at such other place, within or without the State of [State of Incorporation], as the Board may determine from time to time or as shall be specified in the notice of any such meeting.

Section 4. Board of Directors Meeting Notice: Notice of each Annual, Special or Regular meeting of the Board of Directors shall be given to each Director as follows:

(1)	Time and Location: Each notice shall state the time and place of the meeting, including the precise hour, day, month and year, as well as the street address, city and state,

(2)	Meeting Purpose: Unless expressly required by statute or these By-Laws, each notice need not state the purposes of such meeting.

(3)	Delivery: Each notice shall be given as follows:

(a)	Mailing: If such notice is mailed, the notice shall be mailed at least five business days before the day on which such meeting is to be held.

(b)	Telegraph: If such notice is sent by telegraph, cable or wireless, such notice shall be sent addressed to such Director at least forty-eight hours before the time such meeting is to be held.

(c)	Personal Delivery & Telephone: If such notice is delivered personally or by telephone, such notice shall be delivered at least twenty-four hours before the time at which such meeting is to be held.

(4)
Notice Waiver: Notice of any Annual, Special or Regular Meeting of the Board of Directors need not be given to a Director who shall, either before or after the meeting, submit a signed waiver of notice or who shall attend such meeting without protesting the lack of notice before or at meeting commencement.

Section 5. Quorum and Voting: At Annual, Regular or Special meetings of the Board of Directors, a majority of the Board of Directors shall be present in person to constitute a quorum for transacting business. Except as otherwise provided by statute or the Articles of Incorporation, any corporate action taken by a majority of the Directors present at any meeting at which a quorum is present shall be an act of the Board. Members of the Board of Directors shall be deemed present in person for purposes of establishing a quorum and voting if a conference telephone or similar communications equipment is used, so long as all persons participating in the meeting can hear each other.

Section 6. Organization: At each meeting of the Board of Directors, the President (or in his absence, another director chosen by the majority of the directors present) shall act as Chairman of the meeting and preside thereat. The Secretary (or in his absence, any person appointed by the Chairman at such meeting to serve as a Temporary Secretary) shall act as Secretary of the meeting and keep the minutes thereof.

Section 7. Adjournment: A meeting of the Board of Directors may be adjourned. Notice of the time and place of any such adjourned meeting shall be given to the Directors who were not present at the time of adjournment and, unless such time and place were announced at the meeting at which the adjournment was taken, to the other Directors. At any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called.

Section 8. Resignation: A Director may resign by giving notice to the Board of Directors, the President or the Secretary of the Corporation. Resignation notice acceptance shall not be necessary to make the resignation effective. The

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date of resignation shall be as provided in the resignation notice, or, if not specified, the date of resignation shall be the date such notice is received.

Section 9. Vacancy: A vacancy in the Board of Directors may be filled by the affirmative vote of a majority of the remaining Directors, though less than a quorum of the Board of Directors. A Director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office. Any directorship to be filled by reason of an increase in the number of Directors may be filled by election by the Board of Directors for a term continuing only until the next election of Directors by the Shareholders.

Section 10. Removal of Directors: A director may be removed, with or without cause, at any time, by the Shareholders at a Special Meeting called for such purpose.

Section 11. Compensation: The Board of Directors may authorize the Corporation to pay the expenses of a Director in attending a meeting of the Board of Directors. The Board may authorize the Corporation to pay a Director a salary as a Director, or a fixed sum for attending a meeting of the Board of Directors. Such payment shall not preclude a Director from serving the Corporation in any other capacity and receiving compensation in such capacity. The Board of Directors may establish compensation for officers as well as Directors.

Section 12. Informal Action: If all the Directors severally or collectively consent in writing to any action taken, or to be taken by the Corporation, the action shall be as valid as though it had been authorized at a meeting of the Board of Directors.

Section 13. Presumed Assent: A Director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken, unless such Director votes against such action or abstains from voting with respect thereto because of an asserted conflict of interest.

ARTICLE V: Officers

Section 1. Number and Qualification: The officers of the Corporation shall include a President, Vice-President, Treasurer, Secretary, and such other officers as deemed advisable by the Board of Directors, as follows:

(1)	Multiple Offices: Two or more offices may be held by the same person,

(2)	Qualification: Officers of the Corporation need not be Directors or Shareholders of the Corporation.

(3)
Election and Tenure: Officers shall he elected by the Board of Directors and will hold office until the next succeeding Annual Meeting of the Board of Directors, However, the tenure of such Officer shall terminate upon death or removal, or appointment or election of a successor.

(4)
Appointment of Secondary Officer: The Board of Directors may delegate to the President authority to appoint such other officers and agents as may be necessary or desirable for the business of the Corporation. Such other officers and agents shall have such duties and shall hold their offices for such terms as may be prescribed by the Board or by the President.

Section 2. Resignations: An Officer may resign by giving notice to the Board of Directors, the President or the Secretary of the Corporation. Resignation notice acceptance shall not be necessary to make the resignation effective. The date of resignation shall be as provided in the resignation notice or, if not specified, the date such notice is received.

Section 3. Removal: An Officer or agent of the Corporation may be removed either with or without cause, at any time, by the Board of Directors at any Board of Directors meeting or. except in the case of an officer or agent elected by the Board of Directors, by the President.

Section 4. Vacancies: A vacancy in an office may be filled for the unexpired portion of the term of such office by appointment by the President of the Corporation.

Section 5. Duties and Responsibilities of Officers: Each Officer of the Corporation shall have duties and responsibilities, as follows:

(1)
President: The President of the Corporation shall be the principal executive officer of the Corporation and shall manage the business affairs of the Corporation, subject to the control of the Board of Directors. The President may sign and execute deeds, mortgages, bonds, contracts and other -instruments on behalf of the corporation without express authorization by the Board of Directors. The President shall supervise all other officers, agents or employees. The President shall preside over all Shareholder and Board of Director Meetings.

(2)
Vice President: Each Vice President shall perform such duties as may be assigned to him by the Board of Directors or the President. In the event of the death or inability to act of the President, the Vice President (or in the event there are more than one Vice Presidents, the Vice Presidents in the order designated at the time of their election, or in the absence of any designation, then in the order of their election) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President.

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(3)	Treasurer: The Treasurer of the Corporation shall execute the following duties and responsibilities:

(a)	have charge and custody of, and be responsible for, all the funds and securities of the Corporation;

(b)	keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation;

(c)	deposit all monies and other valuables to the credit of the Corporation in such depositories as may be designated by the Board of Directors in accordance with Article VI;

(d)	receive and give receipts for monies due and payable to the Corporation in such depositories as may be designated by the Board of Directors in accordance with Article VI;

(e)	disburse the funds of the Corporation and supervise the investment of its funds as ordered or authorized by the Board of Directors, and taking proper vouchers mere tor;

(f)	in general, perform all the duties incident to the office of Treasurer and such other duties as may be assigned to him by the Board of Directors or the President.

(4)	Secretary: The Secretary of the Corporation shall execute the following duties and responsibilities:

(a)	keep or cause to be kept in one or more books provided for the purpose, the minutes of all meetings of the Board of Directors and Shareholders;

(b)	sec that all notices are duly given in accordance with the provisions of these By-Laws and as required by law;

(c)
be custodian of the records and the seal of the Corporation and affix and attest the seal to all stock certificates of the Corporation (unless the seal of the Corporation on such certificates shall be a facsimile, as provided in these By- Laws) and affix and attest the seal or the words "Corporate Seal" or their equivalent to all other documents to be executed on behalf of the Corporation under its seal;

(d)	see that the books, reports, statements, certificates and other documents and records required by law to be kept and filed are properly kept and filed;

(e)	keep a register of the address of each Shareholder which shall be furnished to the Secretary by such Shareholder;

(f)	have general charge of the stock transfer book of the Corporation;

(g)	sign with the President, or Vice President, certificates for shares of the Corporation, the issuance of which shall have been authorized by the Board of Directors; and

(h)	in general, perform all the duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the Board of Directors or the President.

(5)	Temporary Officers: The Board of Directors may appoint Officers to act in the position of any officer on a temporary basis.

Section 6. Officer Bonds or Other Security: If required by the Board of Directors, an Officer of the Corporation shall give a bond or other security for the faithful performance of his duties, in such amount and with such surety as the Board of Directors may require.

Section 7. Delegation of Duties: The Board of Directors delegate the powers and duties of any officer to any other officer of the Corporation.

Section 8. Compensation: The compensation of the Officers of the Corporation for their services as Officers shall be fixed by the Board of Directors; provided, however, that the Board of Directors may delegate the power to fix the compensation of Officers and agents to the President. An Officer of the Corporation shall not be prevented from receiving compensation because such Officer is also a Director of the Corporation.

ARTICLE VI: Contracts, Bank Accounts, Share Transfers

Section I. Executing Contracts: Contracts shall be executed on behalf of the Corporation, as follows;

(1)
Execution by President: Except as otherwise required by statute, the Articles of Incorporation or the By-Laws of the Corporation, any contract or other instrument may be executed and delivered on behalf of the Corporation by the President. The Board of Directors may authorize any other agent or agents to execute and deliver any contract or

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other instrument on behalf of the Corporation, and such authority may be general or confined to specific instances as the Board of Directors may determine.

(2)
Method of Execution: The Corporation may execute instruments conveying, mortgaging or affecting any interest in the lands of the Corporation by instruments sealed with the common or corporate seal or the words "Corporate Seal" or their equivalent and signed in its name by the President of the Corporation or the Officer so designated by the Board of Directors. Satisfactions or partial releases of mortgages and acceptances for debts may be similarly executed. A corporate resolution does not have to be executed by the Board of Directors and recorded to evidence the authority of the President to execute the deed, mortgage, or other instrument for the Corporation, and an instrument so executed shall be valid whether or not the President was specifically authorized to do so by the Board of Directors in the absence of fraud in the transaction. In cases of fraud, subsequent transactions with good faith purchasers for value and without notice of the fraud shall be valid and binding on the Corporation, However, a corporate resolution must be executed by the Board of Directors and recorded to evidence the authority of any authorized officer except the President executing a deed, mortgage or other instrument of the Corporation purporting to convey an interest in the lands of the Corporation. Any deed, mortgage or other instrument purporting to convey any interest in the lands of the Corporation executed by an officer of the Corporation who is not the President of the Corporation or who is not acting in the capacity of the President as provided in these By-Laws and which is not expressly authorized by written resolution of the Board of Directors shall be void.

Section 2. Checks. Drafts, etc.: Checks drafts bills of exchange or other orders for the payment of money out of the funds of the Corporation, and all notes or other evidences of indebtedness of the Corporation, shall be signed in the name and on behalf of the Corporation by the President, Treasurer, or any other Officer so authorized by the Board of Directors.

Section 3. Bank Accounts and Deposits: The Board of Directors may authorize general and special bank accounts to be opened and maintained with such banks, trust companies, or other depositories as the Board of Directors, the President, the Treasurer or any Officer so authorized by the Board may designate. Funds of the Corporation may be deposited in such bank accounts.

Section 4. Voting Shares Held in Other Corporations:Shares of stock issued by any other corporation and owned or controlled by WiFi Wireless, Inc. may be voted at any shareholders' meeting of such other corporation by the President of WiFi Wireless, Inc., and in the event the President is not present at such meeting, the shares may be voted by such persons as the President so designates in writing, and the person so designated shall be deemed designated by proxy to represent WiFi Wireless, Inc.at the meeting.

ARTICLE VII: Shares of Stock

Section 1. Stock Certificates: Each owner of stock of the Corporation shall be entitled to have a certificate, in such form as shall be approved by the Board of Directors, certifying the number of shares of stock of the Corporation owned by the Shareholder. The certificates representing shares of stock shall be signed in the name of the Corporation by the President and by the Secretary and may be sealed with the seal of the Corporation (which seal may be a facsimile. engraved or printed); provided, however, that where any such certificate is countersigned by a transfer agent, or is registered by a registrar (other than the Corporation or one of its employees), the signatures of the President and Secretary upon such certificates may be facsimiles, engraved or printed. In case any Officer who shall have signed such certificates shall have ceased to be such Officer before such certificates shall be issued, they may nevertheless be issued by the Corporation with the same effect as if such Officer were still in office on the date of their issue.

Section 2. Registered Shareholders: The Corporation shall be entitled to treat the holder of record of shares as the holder in fact and, except as otherwise provided by the laws of Oregon, shall not be bound to recognize any equitable or other claim to or interest in the shares.

Section 3. Books of Account and Record of Shareholders: Correct and complete books and records of account of all the business and transactions of the Corporation shall be maintained. The Corporation shall also maintain a record containing the names and addresses of all Shareholders of the Corporation, the number of shares of stock held by each Shareholder, and the dates when such Shareholders became owners of record at the principal offices of the Corporation, or the offices of the transfer agent of the Corporation,

Section 4. Fixing Record Date: Shareholder record dates shall be determined within the following guidelines:

(1)
Meeting Notice: The Board of Directors may fix a date not more than sixty nor less than ten days before the date of any meeting of Shareholders as the time for determining which Shareholders are entitled to notice of, and to vote at, such meeting. The Board may fix such eligible Shareholder determination date in advance. In the event of Shareholder action to be taken without a meeting, the Board of Directors may similarly fix a date for determining Shareholders entitled to notice of such

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proposed action and to consent or dissent.

(2)
Dividend Distributions: The Board of Directors may fix a date not more than fifty nor less than ten days preceding the date fixed for the payment of dividends as the record date for determining Shareholders entitled to receive such dividends. The Board may fix such eligible Shareholder determination date in advance. The same procedure shall be used in determining Shareholders entitled to receive rights to subscribe for securities of the Corporation, or any rights arising out of any change, conversion or exchange of capital stock,

(3)
Failure to Fix Date: If the Board of Directors fails to fix a record date, the record date for determining Shareholder eligibility to vote at a Shareholder Meeting or to receive a distribution shall be the date on which notice of the meeting is mailed. If such Shareholder Meeting is held without notice (as provided under these By-Laws) the date on which the resolution of the Board of Directors declaring a dividend or distribution is adopted shall be the record date for determining Shareholder eligibility to vote at a Shareholder meeting or to receive a distribution.

(4)
Application to Adjournment: When Shareholders entitled to vote at a Shareholder meeting have been determined, such determination shall apply to any adjournment of the meeting, unless the Board of Directors fixes a new record date for the adjourned meeting.

Section 5. Lost. Destroyed or Mutilated Certificates: The holder of any certificate representing shares of stock of the Corporation shall immediately notify the Corporation of any loss, destruction or mutilation of such certificate, and the Corporation may issue a replacement certificate. The owner of the lost, destroyed or mutilated certificate shall certify that the certificate was lost, mutilated or destroyed. The Board of Directors may require such owner to provide to the Corporation a bond to indemnify the Corporation against any claim resulting from a loss, destruction or mutilation of such certificate. The Board of Directors shall determine the amount of such bond, The Board of Directors may refuse to issue a new certificate hereunder, except pursuant to legal proceedings under the laws of the State of Oregon.

Section 6. Shareholder Information: A Shareholder of record for six consecutive months or any person authorized by the holder of five percent or more of the outstanding shares of stock of the Corporation shall have the right to receive or inspect the following upon five days written demand to the Corporation:

(1)
Shareholder Meeting Records, including the right to examine such records in person or by agent during usual business hours and to make copies thereof subject to such lawful rules and regulations as the Board of Directors may prescribe;

(2)
Fiscal Year Balance Sheet and Profit and Loss Statement for the Corporation's fiscal year preceding such request as well as the most recent interim Balance Sheet and Profit and Loss Statement distributed to Shareholders or otherwise made public (or if such balance sheet and profit and loss statement shall not have been prepared at the date of such request, the Corporation shall prepare them within a reasonable time thereafter and shall famish them to such Shareholder).

Each shareholder shall have the right to inspect a current list of the Directors and Officers of the Corporation and their respective residence addresses upon two days written demand to the Corporation. Within two calendar days of receiving such demand, the Corporation shall make such list available for inspection at its principal office during regular business hours for a period of seven calendar days.

Section, 7. Stock Certificate Legend: Each certificate for shares of stock issued by the Corporation shall set forth on the face or back thereof that the Corporation will furnish to any Shareholder a full statement of the designations, preferences, limitations, and rights of the shares of each class or series authorized to be issued and the authority of the Board of Directors to establish and fix the rights and preferences of subsequent series, upon request therefor by any Shareholder of record.

Section 8. Distribution of Assets Upon Dissolution of Corporation: Upon dissolution or liquidation of the Corporation, after distributions to creditors, all of the remaining assets of the Corporation, of any nature and kind, shall be distributed to the holders of Common Stock on a prorata basis, in proportion to the number of shares held by them. The Board of Directors may distribute such assets in kind to the holders of Common Stock or may sell, transfer, or dispose of all or part of such remaining assets to any other entity and distribute the consideration received therefor together with any balance remaining of such assets after such sale or transfer to the holders of Common Stock.

ARTICLE VIII: Dividends

Section 1. Declaration of Dividend: Dividends may be declared by the Board of Directors at any annual, regular or special meeting of the Board of Directors.

Section 2. Establishing Reserve Fund: Before declaring a dividend, the Board of Directors may set aside a reserve fund for meeting contingencies out of the profits of the Corporation available for dividends. The amount of the reserve fund shall be determined by the Board of Directors in their absolute discretion. Such funds may be used to meet contingencies, equalize dividends, repair or maintain the

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property of the Corporation, or for any other purpose deemed to be in the best interests of the Corporation by the Board of Directors. The Board of Directors may modify or abolish any such reserve fund.

ARTICLE IX: Interested Party Transactions

Section 1. Interlocking Directors, Officers or Shareholders:A transaction between WiFi Wireless, Inc. and any other Corporation shall not be invalid solely because any of the Directors, Officers or Shareholders of WiFi Wireless, Inc. are also Directors, Officers or Shareholders of such other corporation or are otherwise an interested party in such transaction, unless the act of such Director, Officer or Shareholder in authorizing such transaction shall constitute fraud.

Section 2. Requirement of Disclosure: A Director of WiFi Wireless, Inc.., or any firm or association of which such Director is a member, or any other corporation of which he is a Director, Officer, Shareholder or employee, may be a party to, or have an interest in, any transaction between WiFi Wireless, Inc. and any such firm or association so long as such interest is disclosed to the Board of Directors of WiFi Wireless Inc., before any action approving such transaction is taken by the Board of Directors of WiFi Wireless, Inc..

Section 3. Quorum and Voting: A Director of WiFi Wireless, Inc. who has an interest in a transaction as described above may be counted in determining the existence of a quorum at a meeting of the Board of Directors and may vote to authorize or ratify any such transaction.

Section 4. Subsidiary or Affiliated Corporations: Any Director of the Corporation may vote upon any contract or other transaction between the Corporation and any subsidiary or affiliated corporation without regard to the fact that he is also a director, officer or shareholder of such subsidiary or affiliated corporation.

ARTICLE X: Indemnification

Section 1. Scope of Indemnification: The Corporation shall indemnify directors, officers and their heirs, executors and administrators to the fullest extend permitted under [State of Incorporation] law.

Section 2. Extent of Indemnification: The Board of Directors may extend indemnification by the Corporation to the fullest extent permitted under Oregon law.

ARTICLE XI: Amendments

Section 1. Amendment by Shareholders: The By-laws of the Corporation may be amended or repealed, or new By-Laws may be adopted, by a two-thirds percent majority Shareholder vote at an annual, regular or special meeting of the Shareholders. The notice of such meeting shall mention that amendments, repeal or adoption of new By-Laws is one of the purposes of the meeting.

Section 2. Shareholders Voting on Amendments: The holders of the outstanding shares of a class of stock shall be entitled to vote as a class upon a proposed amendment whether or not entitled to vote under the Articles of Incorporation, if the amendment would:

(1)	increase or decrease the aggregate number of authorized shares of such class,

(2)	increase or decrease the par value of the shares of such class,

(3)	effect an exchange, reclassification or cancellation of all or part of the shares of another class into the shares of such class,

(4)	change the designation, preferences, limitations or relative rights of the shares of such class,

(5)	change the shares of such class, whether with or without par value, into the same or a different number of shares, either with or without par value, of the same class or another class of shares,

(6)
create a new class of shares having rights and preferences prior and superior to the shares of such class or increase the rights and preferences or the number of authorized shares of any class having rights and preferences prior or superior to the shares of such class,

(7)
in the case of a preferred or special class of shares, divide the shares of such class into series and fix and determine the designation of such series and the variations in the relative rights and preferences between the shares of such series, or authorize the Board of Directors to do so,

(8)	limit or deny any existing preemptive rights of the shares of such class,

(9)
cancel or otherwise affect dividends on the shares of such class which have accrued but have not been declared. Whenever an amendment would so affect the shares of one or more, but not all of, the series of any preferred or special class at the time outstanding, the holders of the outstanding shares of each such series shall, for the purpose herein, be deemed a separate class and entitled to vote as a class on such amendment.

ARTICLE XII: Loans

Section 1. Authority: Notwithstanding any provision to the contrary in these By-laws, loans shall not be contracted on behalf of the Corporation and no evidence of indebtedness shall be issued in the name of the Corporation unless

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expressly authorized by written resolution of the Board of Directors.

Section 2. Loans to Officers and Directors: The Corporation may lend money or guarantee an obligation of an Officer or Director of the Corporation (including any subsidiary) whenever such loan or guaranty may reasonably be expected to benefit the Corporation in the judgment of the Board of Directors. Such loans or guaranty may be with or without interest, secured or unsecured, in such manner as the Board of Directors shall approve.

ARTICLE XIII: Unreasonable Compensation and Employment Contracts

Section 1. Unreasonable Compensation: Payments made by the Corporation to Officers or Directors which are disallowed as a deductible expense by the Internal Revenue Service shall be reimbursed by the Officer or Director to the full extent of the disallowance. Such payments include, but are not limited to, salary, commission, bonus, interest, rent or entertainment expenses. The Board of Directors shall enforce repayment of such disallowed amounts. In lieu of lump sum repayment by the Officer or Director, the Board of Directors may authorize proportionate amounts to be withheld from his future compensation payments until the amount owed to the Corporation has been recovered.

Section 2. Long Term Employment Contracts: The Board of Directors may authorize the Corporation to enter into employment contracts with any executive officer for periods longer than one year and any Articles of Incorporation or By-Law provision for annual election shall be without prejudice to such contract rights of the officer.

The undersigned Director hereby certifies that he adopted the foregoing By-Laws as of June 4,2004.

Matthew Walusko
Initial Director

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